Exhibit 99.1

BTCS Reports 305% Year-Over-Year Revenue Growth to Record $16.5 Million for Full Year 2025

Revenue growth driven by expanding Builder+ block-building activity, with Imperium delivering $1.3 million in revenue following its Q3’25 launch

Wayne, PA – (GlobeNewswire – March 27, 2026) – BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), short for Blockchain Technology Consensus Solutions, a company focused on blockchain infrastructure and decentralized finance operations, today announced its financial results for the year ended December 31, 2025 (“FY 2025”). The Company also released an updated investor presentation available at www.btcs.com/investors/.

“2025 was a transformative year for BTCS as we scaled our Ethereum-first operating model and delivered record revenue,” said Charles Allen, Chief Executive Officer of BTCS. “Revenue grew over 300%, driven by the expansion of Builder+, our block-building business, and the successful launch of Imperium, our decentralized finance segment. Rather than relying on staking income alone, we are actively deploying digital assets across infrastructure and DeFi to build durable, recurring revenue streams. Our focus remains on disciplined execution as we scale operations and become profitable.”

Financial Highlights

Full Year 2025 Financial Highlights1

●	Revenue increased 305% to $16.5 million, compared to $4.1 million in 2024. Revenue growth during 2025 was driven primarily by the continued expansion of Builder+ block-building operations and staking activities, along with the Q3’25 launch of Imperium decentralized finance activities.
●	Blockchain infrastructure revenue, comprised of staking (NodeOps) and block-building (Builder+) operations, totaled $15.2 million, representing approximately 92% of total revenue, driven primarily by the continued expansion of Builder+ block-building operations as transaction activity and blockspace demand across the Ethereum ecosystem increased.
●	DeFi revenue totaled approximately $1.3 million, representing approximately 8% of total revenue, following the launch of Imperium and its initial scaling during 2025.
●	Gross profit increased to approximately $2.0 million from $0.9 million in 2024; however, gross margin declined to approximately 12% from 23% in the prior year, primarily reflecting higher validator payments and infrastructure costs associated with scaling Builder+ operations.

Balance Sheet Highlights

●	Total assets increased over 460% to approximately $214.6 million at December 31, 2025, reflecting expansion of the Company’s digital asset holdings, infrastructure operations, and the use of equity and debt financing during the year.
●	Ethereum (ETH) holdings increased to 70,787 ETH at December 31, 2025, representing a 680% year-over-year increase.
●	Total liabilities increased to approximately $75.2 million as of December 31, 2025, primarily reflecting ETH-backed borrowings through decentralized finance protocols and convertible notes issued during the year.
●	Common shares outstanding increased to 46.9 million during 2025 as the Company raised capital through its at-the-market program while also repurchasing shares under its previously announced share repurchase program.
●	As of March 22, 2026, the Company’s total cash and digital asset balance totaled $126.4 million, inclusive of 57,633 ETH, and total debt obligations amounted to $61.8 million.

1Reported operating results were also influenced by non-cash items related to digital asset price movements and financing activities, including unrealized gains or losses on digital assets and interest expense associated with DeFi borrowings and convertible notes. These items may cause reported results to fluctuate from period to period due to the inherent volatility of digital asset markets.

Michael Prevoznik, Chief Financial Officer of BTCS, stated, “2025 demonstrated the scalability of our infrastructure-focused business model. Revenue from Builder+ and staking grew significantly, while Imperium added a new, higher-margin revenue stream. Our focus in 2026 remains on expanding these higher-margin opportunities while maintaining disciplined capital management. In response to recent market volatility, we proactively reduced leverage by approximately $18.7 million, bringing our total debt to $61.8 million.”

Operational Highlights

●	In Q3’25, BTCS launched Imperium, a decentralized finance operating segment focused on deploying digital assets into DeFi protocols as a liquidity provider and market participant.
●	Throughout the year, BTCS partnered with several companies including MetaMask, ETHGas, and NuConstruct to further expand order flow for the Company’s block building business.
●	BTCS became the first public company to integrate Aave, a leading decentralized lending and borrowing platform into its operations.
●	In Q1’26, BTCS expanded Imperium through integrations with Sorella Labs and Gauntlet to further expand on-chain liquidity provision opportunities and high-margin revenue generation.

Ben Hunter, Chief Technology Officer of BTCS, emphasized, “The blockchain ecosystem has continued to evolve, and we believe that BTCS is well-positioned through our infrastructure capabilities and DeFi initiatives to pursue long-term growth opportunities across the Ethereum economy. In 2025, BTCS partnered with companies across the industry to strengthen and scale our blockchain technology stack, supporting the continued development of our Ethereum-focused strategy.”

Company Commentary and Outlook

BTCS entered 2026 focused on scaling Imperium, its higher-margin decentralized finance business line. In support of this objective, the Company realigned its 2026 performance incentive program to place greater emphasis on profitability, including a new gross profit target of $6 million, which represents approximately three times 2025 levels. This focus is intended to better align executives, employees, and shareholders as BTCS continues to build a long-term, sustainable, and profitable business model.

Builder+ was the primary driver of revenue growth in 2025, as the Company expanded its participation in Ethereum block-building markets and increased order-flow relationships across the ecosystem. While blockspace markets remained competitive, management believes that continued investment in scale and order-flow relationships will strengthen BTCS’s market position and support margin expansion and long-term growth.

In 2026, the Company expects Imperium to represent a larger proportion of total revenue, following its launch in the second half of 2025 and as it continues to scale into the new year. As a higher-margin business line, Imperium is expected to play an increasingly important role in the Company’s operating model by enabling deployment of digital assets across decentralized finance protocols to generate liquidity provision fees and other protocol-based income.

Mr. Allen added, “As the Company’s largest shareholder, my goal is to build long-term value through disciplined execution and sustainable growth. We believe this is achieved not simply by accumulating digital assets or relying on asset price appreciation, but by actively generating recurring, high-margin revenue from our infrastructure and DeFi operations. This operating approach differentiates BTCS in the public markets and supports stockholder value creation.”

About BTCS:

BTCS Inc. (“BTCS” or the “Company”), short for Blockchain Technology Consensus Solutions, is a U.S.-based Ethereum-first blockchain technology company committed to driving scalable revenue and asset accumulation through its hallmark strategy, the DeFi/TradFi Accretion Flywheel, an integrated approach to capital formation and blockchain infrastructure. By combining decentralized finance (“DeFi”) and traditional finance (“TradFi”) mechanisms with its blockchain infrastructure operations, comprising NodeOps (staking), Builder+ (block building), and Imperium (DeFi deployments), BTCS offers a unique opportunity for blockchain exposure, driven by recurring on-chain revenue generation and an Ethereum-focused strategy. Discover how BTCS offers exposure to Ethereum and its on-chain economy through the public markets at www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding providing value to shareholders, growth (including revenue growth), long-term value creation, expected results from Imperium, improving margins, the Company’s 2026 gross profit target, becoming profitable, expectations regarding Imperium representing a larger proportion of total revenue in 2026, beliefs regarding the Company’s market position, expectations for margin expansion, the scalability of the Company’s business model, the Company’s ability to generate recurring revenue streams, and management’s beliefs regarding the benefits of continued investment in scale and order-flow partnerships. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend,” “positioned,” “focus,” “target” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon assumptions and are subject to various risks and uncertainties, including without limitation: regulatory issues affecting digital assets and blockchain technology; volatility in the market price for ETH and other digital assets; competition in block-building and DeFi markets; unexpected issues with Builder+ or Imperium operations; technological implementation challenges; cybersecurity risks; smart contract vulnerabilities; counterparty risks in DeFi protocols; potential loss of digital assets; liquidity risks associated with DeFi lending and borrowing activities; risks related to the Company’s use of leverage; fluctuations in transaction volumes and blockspace demand on the Ethereum network; risks related to changes in Ethereum network protocols or consensus mechanisms; and other risks set forth in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2025, which was filed on March 26, 2026. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events, or otherwise, except as required by law.

For more information, follow us on:

X: https://x.com/NasdaqBTCS

LinkedIn: https://www.linkedin.com/company/nasdaq-btcs

Facebook: https://www.facebook.com/NasdaqBTCS

Investor Relations:

Charles Allen - CEO

X: @Charles_BTCS

Email: ir@btcs.com

KCSA Strategic Communications

Valter Pinto - Managing Director

Email: BTCS@KCSA.com

Tel: (212) 896-1254

Financials

The tables below are derived from the Company’s financial statements included in its Form 10-K filed on March 26, 2026, with the Securities and Exchange Commission. Please refer to the Form 10-K for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal quarter and fiscal year ended December 31, 2025 and 2024. The Company’s Form 10-K also includes a discussion of risk factors applicable to the Company and its business.

BTCS Inc.

Balance Sheets

	December 31,	December 31,
	2025	2024

Assets:
Current assets:
Cash and cash equivalents	$1,526,395	$1,977,778
Stablecoins	1,539,064	39,545
Digital assets - treasury	2,388,607	646,539
Digital assets - DeFi	177,718,244	-
Digital assets - staked	30,657,401	35,410,144
Non-fungible tokens	41,690	-
Prepaid expenses	146,031	63,934
Total current assets	214,017,432	38,137,940

Other assets:
Investments, at value (Cost $600,000)	600,000	100,000
Property and equipment, net	14,390	7,449
Total other assets	614,390	107,449

Total Assets	$214,631,822	$38,245,389

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$38,525	$70,444
Accrued compensation	1,609,208	3,907,091
Accrued interest	225,115	-
Loans payable - DeFi protocol	61,500,000	-
Warrant liabilities	-	267,900
Total current liabilities	63,372,848	4,245,435

Non-current liabilities:
Convertible notes payable, net	$11,842,195	$-
Total non-current liabilities	11,842,195	-

Total liabilities	75,215,043	4,245,435

Commitments and contingencies (Note 11)

Stockholders’ equity:
Preferred Stock, $0.001 par value per share; 20,000,000 shares authorized, of which:
Series V Preferred Stock; 15,671,405 and 15,033,231 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	$1,975,701	$2,646,314

Common Stock, $0.001 par value per share; 975,000,000 shares authorized; 46,852,737 and 18,717,743 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	46,853	18,718
Additional paid-in capital	310,695,935	171,283,199
Accumulated deficit	(173,301,710)	(139,948,277)
Total stockholders’ equity	139,416,779	33,999,954

Total Liabilities and Stockholders’ Equity	$214,631,822	$38,245,389

BTCS Inc.

Statements of Operations

	For the Year Ended
	December 31,
	2025	2024
Revenues
Blockchain infrastructure revenues	$15,177,667	$4,073,518
DeFi revenues	1,313,917	-
Total revenues	16,491,584	4,073,518

Cost of revenues
Blockchain infrastructure costs	14,469,354	3,127,509
DeFi costs	12,300	-
Total cost of revenues	14,481,654	3,127,509

Gross profit	2,009,930	946,009

Operating expenses:
Professional fees	1,657,024	645,143
General and administrative	1,562,940	1,027,133
Research and development	679,434	755,813
Compensation and related expenses	3,502,872	6,598,348
Marketing	602,456	80,993
Realized losses on digital asset transactions	8,184,469	767,375
Unrealized loss (gain) on digital assets	15,713,307	(7,683,772)
Total operating expenses	31,902,502	2,191,033

Other income (expenses):
Interest expense	(3,517,671)	-
Change in fair value of warrant liabilities	267,900	(54,150)
Impairment loss on non-fungible tokens	(149,566)	-
Loss on settlement of dividend payable	(52,793)	-
Loss on extinguishment of debt	(8,731)	-
Other income	-	28,000
Total other income (expenses)	(3,460,861)	(26,150)

Net loss	$(33,353,433)	$(1,271,174)

Basic net loss per share attributable to common stockholders	$(1.00)	$(0.08)
Diluted net loss per share attributable to common stockholders	$(1.00)	$(0.08)

Basic weighted average number of common shares outstanding	33,190,938	16,263,702
Diluted weighted average number of common shares outstanding, basic and diluted	33,190,938	16,263,702

BTCS Inc.

Statements of Cash Flows

	For the Year Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(33,353,433)	$(1,271,174)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	4,067	5,689
Stock-based compensation	657,076	2,423,560
Blockchain infrastructure revenue	(15,177,667)	(4,073,518)
DeFi revenue	(1,301,976)	-
Builder payments (non-cash)	14,299,606	2,765,731
Blockchain network fees (non-cash)	12,284	-
Change in fair value of warrant liabilities	(267,900)	54,150
Purchase of non-productive digital assets	(191,256)	-
Amortization on debt discount and issuance costs	1,497,000	-
Realized losses on digital asset transactions	8,184,469	767,375
Unrealized loss (gain) on digital assets	15,713,307	(7,683,772)
Impairment loss on non-fungible tokens	149,566	-
Loss on settlement of dividend payable	52,793	-
Loss on extinguishment of debt	8,731	-
Changes in operating assets and liabilities:
Stablecoins	(1,499,519)	(18,501)
Prepaid expenses and other current assets	(82,097)	(1,473)
Receivable for capital shares sold	-	291,440
Accounts payable and accrued expenses	(31,919)	15,386
Accrued compensation	1,317,810	3,194,999
Accrued interest	225,115	-
Net cash used in operating activities	(9,783,943)	(3,530,108)

Cash flows from investing activities:
Purchase of productive digital assets for validating	(201,348,417)	(3,531,550)
Sale of productive digital assets	4,362,106	901,980
Purchase of investments	(500,000)	-
Purchase of property and equipment	(12,759)	(2,648)
Sale of property and equipment	1,750	-
Net cash used in investing activities	(197,497,320)	(2,632,218)

Cash flow from financing activities:
Net proceeds from issuance common stock/ At-the-market offering	135,160,842	6,681,777
Dividend distributions	(2,679,994)	-
Payments for shares repurchased	(4,000,000)	-
Proceeds from issuance of convertible notes, net	16,843,500	-
Proceeds from Defi borrowing	122,947,000	-
Payments to Defi borrowing	(61,455,731)	-
Payments of debt issuance costs	(130,989)	-
Proceeds from disgorgement of stockholders short-swing profits	145,252	-
Net cash provided by financing activities	206,829,880	6,681,777

Net (decrease)/increase in cash	(451,383)	519,451
Cash, beginning of period	1,977,778	1,458,327
Cash, end of period	$1,526,395	$1,977,778

Supplemental disclosure of cash flow information:
Cash and stablecoins paid for interest	$1,795,557	$-

Supplemental disclosure of non-cash investing and financing activities:
Series V Preferred Stock Distribution	$180,688	$82,376
Non-cash discount on convertible notes	$1,017,026	$-
Extinguishment of USDT-denominated debt via on-chain protocol	$1,500,000	$-
Issuance of GHO-denominated debt via on-chain protocol	$(1,500,000)	$-
Issuance of common stock upon non-cash exercise of warrants and stock options	$8,134,516	$-
Dividends distributions paid in ETH	$495,927	$-